EX-99.6(a)(ii)



                          NEUBERGER BERMAN INCOME FUNDS
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

                  The Series of Neuberger Berman Income Funds currently subject to this Agreement are as follows:


          Neuberger Berman Cash Reserves
          Neuberger Berman  Government Money Fund
          Neuberger  Berman High Yield Bond Fund
          Neuberger  Berman  Institutional Cash Fund
          Neuberger  Berman Limited Maturity Bond Fund
          Neuberger Berman Municipal Money
          Neuberger Berman Municipal Securities Trust



         DATED:  February 9, 2001